                                                                   EXHIBIT 10.22

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                         SOFTWARE DEVELOPMENT AGREEMENT

THIS SOFTWARE DEVELOPMENT AGREEMENT ("Agreement") is entered into as of July 1, 2003 (the "Effective Date"), by and between V-Tek Systems Corporation, a California corporation having a principal office located at 1315 Valley Vista Drive, Diamond Bar, California 91765 ("Contractor"), and The First Marblehead Corporation, a Delaware corporation, having a principal office located at 30 Little Harbor, Marblehead, Massachusetts 01945 ("Client").

                                   WITNESSETH:

       WHEREAS, Contractor has expertise in designing, developing and implementing student loan origination software systems;

       WHEREAS, Client desires to build and implement a student loan origination software system known as the "GATE Universal System" (the "System"); and

       WHEREAS, Contractor desires to build and implement the System and in connection therewith has submitted a Revised GATE Universal Process Proposal dated April 17, 2002, a Revised GATE Universal Process Proposal Addendum dated September 26, 2002, a GATE Student - SSN Authentication Proposal dated November 7, 2002, and a GATE Universal Additional Data Requirements proposal dated February 27, 2003 (collectively referred to herein as the "PROPOSALS"), copies of which are attached hereto as EXHIBIT A.1 AND A.4, respectively;

       WHEREAS, Client desires to engage Contractor to provide the software development services described in the Proposals in accordance with the terms and conditions contained herein;

       NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     DEFINITIONS

1.1 SPECIFIC WORDS OR PHRASES. For purposes of this Agreement, each word or phrase listed below has the meaning designated. Other words or phrases used in this Agreement may be defined in the context in which they are used and shall have the respective meaning there designated.

"AFFILIATE" means and includes any entity that directly or indirectly controls, is controlled by, or is under common control with Client, where "control" means either: (i) the power to direct (or cause the direction of) the management and policies of an entity, whether through ownership of voting securities, through contract or otherwise, or (ii) ownership of at least twenty percent (20%) of the voting stock, shares or interests of an entity. An entity that otherwise qualifies under this definition will be included within the meaning of "Affiliate" even though it qualifies after the execution of this Agreement.

"AGREEMENT" means this Agreement (sometimes referred to as "Agreement"), together with the schedules, exhibits, and other appendices, attached hereto or incorporated herein by reference.

"CLIENT" means, for the general purposes of the Agreement, the entity referenced above as "Client".

"CONTRACTOR" means the entity referenced above as "Contractor".

"CONFIDENTIAL INFORMATION" has the meaning designated in Section 8.

"DELIVERABLE" or "DELIVERABLES" means and includes the services and Work Product described and set forth in the Proposals and Specifications that are to be provided by Contractor with respect to the System.

"GATE UNIVERSAL SYSTEM" OR "SYSTEM" means the student loan origination software system as described and set forth in the Proposals and Specifications.

"INTELLECTUAL PROPERTY RIGHTS" shall mean all patents and patent applications, trade marks (whether registered or unregistered and including any goodwill acquired in such trade marks), service marks, trade names, business names, internet domain names, e-mail address names, copyrights (including rights in computer software), computer source code, computer object code, moral rights, database rights, design rights, rights in know-how, rights in confidential information, rights in inventions (whether patentable or not), trade secrets and all other proprietary rights therein or relating thereto (whether registered or unregistered and including any form of application for any of the foregoing, and including all extensions and renewals thereof, together with all copyright registrations obtained therefor, and any renewals or extensions of such copyright registrations, and together with all rights to sue and recover for any past infringements of any of the copyrights), and all other equivalent or similar rights which may subsist anywhere in the world.

"PERSONNEL" means a party's directors, officers, employees, agents, contractors and subcontractors.

"SPECIFICATIONS" means the description of functional, technical, design and performance characteristics of the System contained in the Specification Documents attached hereto as EXHIBIT B, as such may be modified from time to time upon mutual agreement of the parties in writing.

"WORK PRODUCT" has the meaning designated in Section 9.1

1.2 COMMON WORDS. The following words shall be interpreted as designated: (i) "or" connotes any combination of all or any of the items listed; (ii) where "including" is used to refer to an example or begins a list of items, such example or items shall not be exclusive; and, (iii) "specified" requires that an express statement is contained in the relevant document.

2.     DEVELOPMENT SERVICES

2.1 SCOPE OF SERVICES. Client hereby engages Contractor, and Contractor hereby accepts such engagement, to build and implement the System. Without limiting the foregoing, Contractor's services shall include (i) delivery to Client of the Deliverables; and (ii) to the extent expressly provided for in the

Proposals and in this Agreement, design, development, implementation, testing and delivery of all application modules described in the Proposals and all documentation, specifications, source code, object code, source files, and flow charts relating thereto.

2.2 CHANGE ORDERS. At any time (and from time to time) during the term of this Agreement, Client may request modification(s) to the Deliverables. As soon as practicable following any such request, the parties will discuss the feasibility of the requested modification(s) and the impact on the time schedules and costs specified in this Agreement. The Deliverables may only be modified by a written change order specifically describing the modifications that has been duly executed on behalf of the parties to be bound thereby. Contractor is not obligated to agree to changes to the Deliverables unless such changes and the increased costs and changes to time schedules are acceptable to Contractor.

3.     ACCEPTANCE TESTING

Contractor shall develop, implement and test the System in accordance with the Acceptance Test Plan set forth in EXHIBIT C attached hereto (the "ACCEPTANCE TEST PLAN"), as such may be modified upon mutual agreement of the parties in writing. On or before acceptance testing, Contractor shall provide Client with all appropriate documentation for the System in accordance with this Agreement.

4.     TRAINING

As part of User Acceptance Testing, Contractor will provide Client (including AES and PHEAA) with training for up to two days at Contractor's site in the use of the System at a time or times reasonably agreeable to both parties at no additional charge. Such training shall be performed by qualified Personnel of Contractor who are trained on the System.

5.     MAINTENANCE SUPPORT

Following the Warranty Period, unless otherwise agreed to by the parties, Contractor shall provide software maintenance and support for the System on an as needed basis as requested by Client at Contractor's then current hourly rates.

6.     FEES, EXPENSES AND INVOICING

6.1 FEES. Client agrees to pay Contractor the total fixed price amount (i) set forth in EXHIBIT D attached hereto, and (ii) in accordance with the payment schedule set forth in EXHIBIT D.

6.2 INVOICING. Contractor shall submit itemized invoices for the Deliverables and approved reimbursable expenses. Each properly submitted invoice will be payable within thirty (30) days after its receipt by Client. Client will be liable for interest at the rate of 10% per annum on any undisputed amounts that are not paid by the due date.

7.     WARRANTY

7.1 CONFORMITY WITH SPECIFICATIONS. Contractor hereby warrants and represents (the "WARRANTY") that the Deliverables provided hereunder will perform in substantial conformity with the Specifications for a period of ninety (90) days after the date of Final Acceptance as defined in the Acceptance Plan (the "WARRANTY PERIOD"). In the event of a breach of the Warranty, Contractor will promptly repair or replace any Deliverable or component thereof at no charge. Contractor shall have no Warranty obligations, however, if the Deliverables were changed or modified by Client or any third party (unless such modifications were approved by Contractor) or if the Deliverables are not operating on equipment or a system as specified in the Specifications or approved by Contractor.

7.2 NON-INFRINGEMENT. Contractor further warrants and represents that (i) neither the Deliverables nor any elements thereof infringe any patent, copyright or other intellectual property right of any third party, and (ii) except for third party licenses as specified in the Proposals, Contractor possesses all rights, title and interests in the Deliverables necessary to enter into this Agreement and to grant the rights granted to Client hereunder free and clear of all liens, encumbrances, claims or restrictions. The warranty and representation of the preceding sentence shall not apply, however, with respect to any infringement claims that would not have arisen but for (or to the extent of) materials, requirements, concepts, and all other items provided by Client to the extent same are incorporated in the Deliverables.

In case the Deliverables, or any part thereof is held to constitute an infringement and its use is enjoined, Contractor shall, at its own expense and at its option, either procure for Client the right to continue to use or, if applicable, replace such Deliverable with noninfringing program or documentation of equivalent function and performance, or modify them so they become noninfringing without detracting from function or performance. Notwithstanding the forgoing, Contractor shall have no responsibility for claims arising from
(i) modifications of the Deliverable made by Client or any person or entity other than Contractor if such claim would not have arisen but for such modifications, or (ii) combination or use of the Deliverable in a manner not provided for in the documentation that is part of the Deliverable in question if such claim would not have arisen but for such combination or use.

Client warrants and represents that the ideas, concepts, materials and requirements and all information relating thereto conveyed to Contractor and incorporated into the Deliverables (collectively, the "CLIENT CONCEPTS"), do not infringe any patent, copyright or other proprietary right of any third party, and (ii) Client possesses all rights, title and interests in the Client Concepts and to allow for the incorporation of the Client Concepts into the Deliverables free and clear of all liens, encumbrances, claims or restrictions.

7.3 BREACH. In the event of a breach of the Warranty which occurs during the Warranty Period, Contractor shall be obligated to cure such breach within thirty
(30) days after notice from Client and provided such notice describes the breach with reasonable detail (hereinafter collectively referred to as a "Breach").

7.4 DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, CONTRACTOR DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.     CONFIDENTIAL INFORMATION

8.1 CONTRACTOR'S "CONFIDENTIAL INFORMATION" includes all tangible and intangible proprietary information or materials furnished by Contractor that are expressly identified or marked by Contractor as

"Confidential" (collectively, the Contractor's "Confidential Information"). In the event Contractor intends to supply Confidential Information for use in connection with this Agreement (for example, as part of a Deliverable), Contractor will provide Client with a written summary of such Confidential Information prior to Contractor's disclosure thereof to Client (although the failure to provide such written summary shall not adversely affect Contractor's rights in such Confidential Information).

8.2 CLIENT'S "CONFIDENTIAL INFORMATION" includes all tangible or intangible information and materials, in any form or medium (and without regard to whether the information is owned by Client or by a third party), whether furnished or disclosed to Contractor by Client, or otherwise obtained or accessed by Contractor from Client, that satisfies at least one of the following criteria:

       8.2.1 Information related to Client's or an Affiliates' business, trade secrets, customers (including identities, characteristics and activities), business plans, strategies, forecasts or forecast assumptions, operations, methods of doing business, records, finances, assets, technology (including software, data bases, data processing or communications networking systems), data or information that reveals research, technology, practices, procedures, processes, methodologies, know how, or other systems or controls by which Client's or an Affiliate's existing or future products, services, applications and methods of operations or doing business are developed, conducted or operated, and all information or materials derived therefrom or based thereon; or

       8.2.2 Written information or materials designated or identified as confidential by Client, whether by letter or by an appropriate proprietary stamp or legend, prior to or at the time such information is disclosed by Client to Contractor.

8.3 DUTY OF CARE. The party receiving ("receiving party") Confidential Information of the other party ("disclosing party") will exercise at least the same degree of care with respect to the disclosing party's Confidential Information that the receiving party exercises to protect its own Confidential Information; and, at a minimum, the receiving party will maintain adequate security measures to safeguard the disclosing party's Confidential Information from unauthorized disclosure, access, use and misappropriation. Without limiting the generality of the foregoing, the receiving party will only use or reproduce the disclosing party's Confidential Information to the extent necessary to enable the receiving party to fulfill its obligations under this Agreement, or in the case of Client, to exercise its rights as contemplated by this Agreement. In addition, the receiving party will disclose the disclosing party's Confidential Information only to those of the receiving party's Personnel who have a "need to know" such Confidential Information (and only to the extent necessary) in order to fulfill the purposes contemplated by the Agreement; provided such Personnel have been advised of the receiving party's confidentiality obligations hereunder and agree in writing to be bound by same. All Confidential Information of each party shall be and remain the sole property of that party and shall not be removed by the other party from the premises of the other, except as may be required in the course of its engagement, without the prior written consent of the other party. Upon termination of this Agreement or at the request of the disclosing party, the receiving party shall deliver all Confidential Information promptly to the disclosing party and shall not make, retain or distribute any copies thereof.

8.4 EXCLUSIONS. The obligations of confidentiality assumed under this Agreement shall not apply to the extent the receiving party can demonstrate, by clear and convincing evidence, that such information:

       8.4.1 is or has become generally available to the public other than as a result of any breach of the provisions of this Agreement or any other applicable agreement between the parties hereto;

       8.4.2 was rightfully in the possession of the receiving party, without confidentiality restrictions, prior to such party's receipt pursuant to this Agreement;

       8.4.3 was rightfully acquired by the receiving party from a third party who was entitled to disclose such information, without confidentiality or proprietary restrictions;

       8.4.4 was independently developed by the receiving party without using or referring to the disclosing party's Confidential Information; or,

       8.4.5 is required to be disclosed by the receiving party under order from a court or regulatory agency having competent jurisdiction, provided that the receiving party promptly notifies the disclosing party in order to provide the disclosing party an opportunity to seek a protective order.

8.5 INJUNCTIVE RELIEF. Receiving party acknowledges that any breach of its confidentiality obligations hereunder will constitute immediate and irreparable harm to disclosing party and/or its successors and assigns, which cannot adequately and fully be compensated by money damages and will warrant, in addition to all other rights and remedies afforded by law, injunctive relief, specific performance and/or other equitable relief.

8.6 COMPLIANCE WITH LAW. The Contractor will implement a reasonably appropriate security program to reasonably meet the applicable requirements of Title V of the Gramm-Leach-Bliley Act of 1999 (the "GLB Act") and regulations of the Office of the Comptroller of the Currency issued pursuant to the GLB Act ("GLB Regulations") in the use, reuse, non-disclosure and protection of non-public personal information ("NPI") that may be disclosed to it in the course of this Agreement. Without limiting the generality of the foregoing, Contractor (a) will use NPI solely for the purpose of performing its duties and exercising its rights under this Agreement, (b) will not use NPI for any other purpose, (c) will not disclose or communicate NPI, directly or indirectly, to any third party except as may be necessary or appropriate for the performance of Contractor's duties and the exercise of its rights hereunder, and (d) will maintain reasonably appropriate physical, electronic, and procedural security measures to reasonably protect against unauthorized access to or use of NPI. Notwithstanding any term in this Section 8.6, Contractor is not responsible if
(i) any third party improperly obtains access to NPI, or (ii) any other breach of this Section 8.6, in either case, is due to any act or omission of Client, its employees or users or any agent or consultant of Client other than Contractor. Contractor is not obligated to update or modify the Deliverables with respect to compliance with GLB Regulations after the delivery of the Deliverables to Client. Contractor shall permit Client to examine and inspect Contractor's security program and privacy procedures at any time during Contractor's regular business hours, provided that Client provides reasonable advance written notice to Contractor.

9.     PROPRIETARY RIGHTS

9.1 WORK PRODUCT. The phrase "Work Product" shall mean all Deliverables, work, materials, software (object and source code), flow charts, specifications, designs, processes, computer programs, manuals, modifications, improvements, and the tangible embodiments of same, made or conceived by

Contractor or its Personnel in connection with and during the performance of services under this Agreement, other than Developer's Tools.

9.2 OWNERSHIP RIGHTS. To the extent any Work Product is protectable under U.S. Copyright laws, such Work Product shall be considered a "work made for hire" as that phrase is defined by such laws and shall be owned by and for the sole and exclusive benefit of Client. In the event any such Work Product does not qualify as a "work made for hire", Contractor hereby irrevocably and exclusively sells, assigns and transfers to the Client its entire right, title and interest in and to such Work Product (other than "Developer's Tools" defined below), including without limitation, all Intellectual Property Rights therein or relating thereto. Contractor agrees to waive all of its moral rights, if any, relating to the Work Product, including any rights of identification of authorship and any and all rights of approval, restriction or limitation on use thereof or subsequent modifications thereto.

9.3 COOPERATION. Both during the term of this Agreement and thereafter, Contractor shall, at no cost to Contractor, (i) reasonably cooperate with Client in the protection and enforcement of any Intellectual Property Rights that derive from the Work Product; and (ii) provide all reasonable assistance and execute, acknowledge and deliver all documents reasonably requested by Client in the establishment, publication, preservation, protection and enforcement of its rights in said Work Product.

9.4 USE OF THE WORK PRODUCT. Subject to any third party license rights under Third Party Materials, Contractor agrees and acknowledges that Client shall have the right in its sole discretion and without further consideration to Contractor to make any use of the Work Product as it may desire, including without limitation, creating and implementing software or other derivative works based thereon, and/or using, selling, licensing or otherwise exploiting the Work Product or software or other derivative works based thereon, either itself of through third parties; provided, however, that nothing herein shall obligate Client to further develop, use or exploit the Work Product.

9.5 DEVELOPER'S TOOLS. "Developer's Tools" shall mean Contractor's pre-existing, proprietary reusable software code (including derivatives thereof) that is installed or incorporated in or as part of the Work Product. "Developer's Tools" also include the enhanced general knowledge, skills and experience developed by Contractor as a result of Contractor's performance of services under this Agreement. Contractor hereby grants to Client and its Affiliate a non-exclusive, fully paid-up, perpetual right and license to use, copy, modify, display, and make derivative works from the Developer's Tools for the purposes of using, operating, supporting and/or maintaining the Work Product. Nothing herein, however, shall be deemed a transfer of ownership of the Developer's Tools to Client.

9.6 THIRD PARTY INTELLECTUAL PROPERTY. If Contractor intends to include within the Work Product any software or other intellectual property of a third party ("Third Party Materials"), or if in order to use the Work Product Client will be required to use any Third Party Materials, Contractor will so notify Client and arrange for Client to obtain, at Client's sole cost but subject to Client's approval, such approval not to be unreasonably withheld or delayed, a perpetual, royalty-free, non-exclusive right and license to use the Third Party Materials in connection with Client's or an Affiliates' use of the Work Product.

9.7 NON-EXCLUSIVE RIGHTS. Nothing in this Agreement shall preclude or limit either party from independently acquiring or developing competitive products or services for itself or its customers, or from providing competitive products or services to its customers, so long as such party does not breach the obligations it has assumed under this Agreement or otherwise violate the rights of the other party. Further, nothing in this Agreement will be construed to restrict either party from using intangible residual know-how or general knowledge or concepts retained in the mind of such party's employees and consultants in developing products or performing services provided that such party or its employees and consultants do not reference, incorporate or use any Confidential Information or otherwise infringe on the Intellectual Property Rights of the other party. Further, each party acknowledges that the other may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Work Product. Accordingly, nothing in this Agreement will be construed as a representation or agreement that Contractor will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Work Product, provided that Contractor does not violate any of its obligations under this Agreement or otherwise infringe the Intellectual Property Rights of the Client. Notwithstanding any term in this Agreement to the contrary, and for purposes of clarification, the parties agree that (1) Client makes no claim to exclusive ownership of the concepts and processes incorporated in the GATE Universal System which are generally known in the industry; and (2) except for the tier pricing and specific content (namely, the data, criteria, variables, formulas and relationships between each of the data points) embodied in the GATE Universal System, Contractor may use such concepts and processes incorporated in the GATE Universal System in developing similar loan origination systems for itself or others, so long as Contractor does not breach its confidentiality obligations under this Agreement or violate the copyrights or trade secret rights of Client.

10.    LIMITATION OF LIABILITY

10.1   EXCEPT FOR CLAIMS ARISING UNDER SECTION 8 (CONFIDENTIAL INFORMATION) AND
SECTION 7.2 (NON-INFRINGEMENT), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY (OR TO ANY PERSON OR ENTITY CLAIMING THROUGH THE OTHER PARTY) FOR LOST PROFITS OR FOR SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN ANY MANNER CONNECTED WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF THE FORM OF ACTION AND WHETHER OR NOT SUCH PARTY HAS BEEN INFORMED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.

10.2   Except for claims arising under Section 8 (Confidential Information) and
Section 7.2 (Non-Infringement), notwithstanding any term in this Agreement to the contrary, Contractor's aggregate liability under this Agreement shall not exceed the total amount of fees paid to Contractor hereunder.

11.    INDEMNIFICATION

11.1 Contractor shall indemnify, defend and hold harmless Client, including its officers, directors, agents and employees, from and against all claims, demands, liability, actions, losses and expenses (including reasonable attorneys fees) asserted against or incurred by Client without limitation relating to or arising out of, directly or indirectly, a breach by Contractor of its representation and warranty of non-infringement in Section 7.2 or a breach by Contractor of its obligations under Section 8 (Confidential Information). The indemnification hereunder shall survive termination of this Agreement. This indemnity under Section 11.1 shall not extend to any claim of infringement resulting from Client's or its user's unauthorized modification of the Deliverables or from use or incorporation of such technology with products not provided by or recommended by Contractor or by or for Client with Contractor's approval in a manner for which such technology is not designed. If any Deliverable is finally adjudged to so infringe, or in Contractor's opinion is likely to become the subject of such a claim, Contractor shall, at its option and cost, either: (i) procure for Client the right to continue using the Deliverables; or (ii) modify or replace the Deliverables in question to make it non-infringing. Contractor shall have no liability regarding any claim arising out of: (w) use of other than the unaltered Deliverables accepted by Client under the terms herein unless the modifications were made or approved by Contractor, (x) use of the Deliverables in combination with software, data or equipment not provided or approved by Contractor if the infringement was caused by such use or combination, (y) any modification or derivation of the Deliverables not made by or specifically authorized in writing by Contractor or
(z) use of third party software.

THIS SECTION 11.1 STATES THE ENTIRE LIABILITY OF CONTRACTOR AND THE EXCLUSIVE REMEDY FOR CLIENT RELATING TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY COPYRIGHT OR OTHER PROPRIETARY RIGHT BY THE DELIVERABLES.

11.2 Client shall indemnify, defend and hold harmless Contractor, including its officers, directors, agents and employees, from and against all claims, demands, liability, actions, losses and expenses (including reasonable attorneys fees) asserted against or incurred by Client without limitation relating to or arising out of, directly or indirectly, a breach by Client of its representation and warranty of non-infringement in Section 7.2. The indemnification hereunder shall survive termination of this Agreement.

11.3 A party that becomes aware of any such claim, suit or proceeding shall give prompt notice thereof to the other party, and the parties shall cooperate in the defense of such claim, suit or proceeding, including appeals, negotiations and any settlement or compromise thereof.

12.    TERM AND TERMINATION

12.1 TERM. This Agreement shall commence on the Effective Date and shall continue in effect until the earlier of (i) termination in accordance with this Section, or (ii) completion and acceptance by Client of the System in accordance with the terms of this Agreement.

12.2   TERMINATION.  This Agreement may be terminated as follows:

       12.2.1 Either party may terminate this Agreement upon thirty (30) days written notice to the other party in the event of a material breach of any provision in this Agreement, provided that, the breaching party fails to perform or cure said breach within thirty (30) days after written notice thereof.

       12.2.2 Client, in its sole discretion, may terminate this Agreement for any reason upon sixty (60) days written notice to Contractor. In the event Client terminates this Agreement in accordance with this paragraph, Client shall have no further obligation hereunder other than amounts owed for services actually performed (based on Contractor's hours incurred at the hourly rates set forth in the Proposals).

12.3 ORDERLY TRANSFER. Upon the termination of this Agreement for any reason whatsoever (including a default by either party), Contractor will provide such information, cooperation and assistance to Client, as Client may reasonably request, to assure an orderly return or transfer to Client or Client's designee of all Client Confidential Information (and related records and files) and all Work Product (to the extent paid for by Client, provided, however, that any payment by Client shall not be construed as a waiver of or limitation on its rights under this Agreement), in its then current condition. In addition, except as otherwise expressly provided in this Agreement, upon the request of a party after such expiration or termination, the other party will return (or purge its systems and files of, and suitably account for) all Confidential Information supplied to, or otherwise obtained by, such party in connection with this Agreement. A party will certify in writing that it has fully complied with its obligations under this Section within seven days after its receipt of a request by the other party for such a certification. Nothing in this Section 12.3 shall be construed to limit either party's right to seek relief from damages that are caused by the other party's default.

13.    RELATIONSHIP BETWEEN THE PARTIES

Contractor will perform all work contemplated by this Agreement as an independent contractor. Neither this Agreement nor Contractor's performance of work herein shall create an association, partnership, joint venture, or relationship of principal and agent, master and servant, or employer and employee, between Client and Contractor; and neither party will have the right, power or authority (whether expressed or implied) to enter into or assume any duty or obligation on behalf of the other party.

14.    FORCE MAJEURE

Each party will be excused from a delay in performing, or a failure to perform, its obligations under this Agreement to the extent such delay or failure is caused by the occurrence of any contingency beyond the reasonable control (and without any fault) of such party. In such event, the performance times shall be extended for a period of time equivalent to the time lost because of the excusable delay; provided, however, the party relying on the excusable delay shall promptly notify the other party thereof and take commercially reasonable steps to return to full performance as soon as practicable. However, if an excusable delay continues more than sixty (60) consecutive calendar days, and provided the delay was not due to the acts or omissions of the party not relying on the excusable delay, the party not relying on the excusable delay may, at its option (and without penalty or financial obligation of any kind), terminate this Agreement upon notice to the other party; provided, however, that all fees payable to Contractor through the effective date of such termination shall be payable to Contractor and such fees shall be determined based upon the hours incurred by Contractor through the date of termination at Contractor's hourly rates set forth in the Proposals.

15.    ASSIGNMENT

Neither party may assign this Agreement or any of its rights or interests hereunder, nor delegate or subcontract any work or obligation to be performed hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment, delegation or subcontracting in contravention of this provision shall be null and void, and of no force or effect. Notwithstanding the foregoing, (a) Client may, with notice to Contractor, assign this Agreement and delegate its obligations hereunder, to
(i) an Affiliate, (ii) Client's successor pursuant to a merger, consolidation or sale, or (iii) an entity that acquires all or substantially all of Client's assets; and (b)

Contractor may, with written notice to Client, assign this Agreement and delegate its obligations hereunder, to (i) an Affiliate, (ii) Contractor's successor pursuant to a merger, consolidation or sale, or (iii) an entity that acquires all or substantially all of Contractor's assets. This Agreement shall bind, and inure to the benefit of, the respective legal successors and permitted assigns of the parties.

16.    NON-SOLICITATION

During and for a period of one (1) year following termination of this Agreement, Contractor shall not, without prior written consent of Client, hire or attempt to hire any employee of Client. During and for a period of one (1) year following termination of this Agreement, Client and its Affiliates shall not, without prior written consent of Contractor, hire or attempt to hire any employee of Contractor.

17.    NOTICES

All notices, demands and other communications hereunder shall be in writing and shall be deemed given to the other party when delivered by personal delivery, overnight, regular or certified mail, or by messenger or courier services properly addressed to the party set forth below, postage or fees prepaid or billed to sender's account with proof of delivery, or in the case of certified mail or overnight delivery, rejection after attempted delivery. For purposes of this Agreement, mail notices shall be deemed given upon three (3) business days following deposit in the mail. Either party may, by notice, specify a different person or address than the person or address listed below.

       Contractor Contract Representative       Client Contact Representative:

       V-Tek Systems Corporation                The First Marblehead Corporation
       Attn: Bernard Abrams                     Attn: Ralph James
       1315 Valley Vista Drive                  30 Little Harbor
       Diamond Bar, California 91765            Marblehead, Massachusetts 01945

18.    REMEDIES

All remedies in this Agreement are cumulative and in addition to (not in lieu of) any other remedies available to a party at law or in equity, subject only to the express limitations on liabilities and remedies set forth herein. In the event of a claim by Client for loss or damages, Client shall be entitled to adjust the amounts claimed against future or outstanding payments due, or which may become due, to Contractor.

19.    CHOICE OF LAW, JURISDICTION, WAIVER

19.1 GOVERNING LAW. The laws of the State of California shall in all respects govern this Agreement as an agreement executed in, and to be entirely performed within, the State of California without giving effect to the conflict of laws principles thereof. For the avoidance of doubt, nothing stated in this Agreement will prejudice or limit the rights or remedies of either party to enforce any award or decree under the laws of any jurisdiction where property or assets of the other party may be located.

19.2 JURISDICTION. In the event Client commences the litigation, all claims or disputes arising out of or in connection with this Agreement shall be heard exclusively by a federal or state court sitting in Suffolk

County, Commonwealth of Massachusetts. In the event Contractor commences the litigation, all claims or disputes arising out of or in connection with this Agreement shall be heard exclusively by a federal or state court sitting in Los Angeles County, State of California. Each party waives any objection it may have to any proceedings brought in any such court, waives any claim that the proceedings have been brought in an inconvenient forum, and further waives the right to object (with respect to such proceedings) that such court does not have jurisdiction over such party. Without limiting the generality of the forgoing, Contractor and Client specifically consents to personal and subject matter jurisdiction for such claims in the federal or state court sitting in Suffolk County, Commonwealth of Massachusetts, and Los Angeles County, State of California.

20.    WAIVER

No course of dealing, failure by either party to require the strict performance of any obligation assumed by the other hereunder, or failure by either party to exercise any right or remedy to which it is entitled, shall constitute a waiver or cause a diminution of the obligations or rights provided under this Agreement. No provision of this Agreement shall be deemed to have been waived by any act or knowledge of either party, but only by a written instrument signed by a duly authorized representative of the party to be bound thereby. Waiver by either party of any default shall not constitute a waiver of any other or subsequent default.

21.    CONSTRUCTION

21.1 HEADINGS. Section headings contained in this Agreement are inserted for convenience only, and shall not be considered for defining, limiting or interpreting the terms and provisions.

21.2 INCONSISTENCIES. In the event of any inconsistency between the provisions of this Agreement and the Proposals, the provisions of this Agreement shall govern. The provisions of this Agreement and the Proposals shall supersede the provisions of any work order or other engagement provisions submitted by Contractor.

21.3 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement to be invalid, unlawful or unenforceable as drafted, the parties intend that such provision be amended and construed in a manner designed to effectuate the purposes of the provision to the fullest extent permitted by law. If such provision can not be so amended and construed, the provision shall be severed, and the remaining provisions shall remain unimpaired and in full force and effect to the fullest extent permitted by law.

21.4 MODIFICATION. The terms, conditions, covenants and other provisions of this Agreement may hereafter be modified, amended, supplemented or otherwise changed only by a written instrument that specifically purports to do so and is signed by a duly authorized representative of each party.

21.5 SURVIVAL. The provisions of this Agreement that, by their nature and content, must survive the completion, rescission, termination or expiration of this Agreement in order to achieve the fundamental purposes of this Agreement (including the provisions of Sections 6 through 22) shall so survive and continue to bind the parties.

21.6 COMPLETE UNDERSTANDING. This Agreement (together with the schedules, exhibits, and other appendices attached hereto or specifically incorporated herein by reference) constitutes the complete understanding of the parties with regard to the subject matter hereof. This Agreement supersedes all prior or contemporaneous agreements, discussions, negotiations, promises, proposals, representations, and understandings (whether written or oral) between the parties with regard to the subject matter hereof. Contractor specifically acknowledges and agrees that it did not enter into this Agreement in reliance upon any agreement, promise, representation, or understanding made by or on behalf of Client that is not contained herein.

21.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one instrument.

22.    DISPUTE RESOLUTION

22.1 MEDIATION. In the event of a dispute between the parties hereto arising from this Agreement or the interpretation thereof, or the performance of the services by Contractor hereunder, then before filing a lawsuit, the parties agree to first submit the dispute to non-binding mediation with a mutually acceptable mediator, and each party shall bear one-half (1/2) of the mediator's fees and expenses. Except as expressly set forth below, if any party files a lawsuit or submits the dispute to arbitration without complying with the foregoing requirement, that party shall waive its right to any attorneys' fees to which such party may be entitled to under this Agreement. Notwithstanding the foregoing, if a party submits a written request to mediate a dispute to the other party and the latter fails to respond in good faith and to take reasonable steps to initiate mediation within thirty (30) days of receipt of such notice, the party requesting the mediation shall then be free to file an arbitration action and there shall be no waiver of any entitlement to attorneys' fees under the preceding sentence. No provision of this Section 24.1 shall, however, limit or affect the right of a party to obtain provisional or ancillary equitable remedies or relief from a court of competent jurisdiction before, after or during the pendency of any mediation.

22.2 ARBITRATION. After first submitting the dispute to mediation as described in Section 22.1 above, any controversy or claim between the parties, including, but not limited to, those arising out of or relating to this Agreement or any agreements or instruments relating hereto and any claim based on or arising from an alleged tort, shall at the request of a party be determined by binding arbitration. If commenced at the request of Client, the arbitration shall be conducted in Boston, Massachusetts, and if commenced at the request of Contractor, the arbitration shall be conducted in Los Angeles, California (or in either event in any other location mutually agreed to by the parties) in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the auspices and rules of the American Arbitration Association then in effect. Each party may serve a single request for production of documents. If disputes arise concerning these requests, the arbitrators shall have sole and complete discretion to determine the disputes. The arbitrators shall give effect to statutes of limitation in determining any claim, and any controversy concerning whether an issue can be arbitrated shall be determined by the arbitrators. The arbitrators shall deliver a written opinion setting forth findings of fact, conclusions of law and the rationale for the decision and shall reconsider the decision once upon the motion and at the expense of a party. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary equitable remedies and relief shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if the other party contests such action for judicial relief. No provision of this Section 22.2 shall limit or affect the right of a party to this Agreement to obtain provisional or ancillary equitable remedies or relief from a court of competent jurisdiction before, after, or during the pendency of any arbitration. The exercise of a remedy does not waive the right of either party to resort to arbitration.

22.3. LEGAL FEES. If a legal action or arbitration proceeding is commenced in connection with any dispute under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees actually incurred, costs and necessary disbursements incurred in connection with such action or proceeding, as determined by the court or arbitrators.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Development Agreement as of the day, month and year first above written.

Contractor: V-Tek Systems Corporation   Client: The First Marblehead Corporation


By:    /s/ Bernard D. Abrams            By:    /s/ Ralph James
       -----------------------------           ---------------------------------
Name:  Bernard D. Abrams                Name:  Ralph James
       -----------------------------           ---------------------------------
Title: President/CEO                    Title: President & CEO
       -----------------------------           ---------------------------------
Date:  7/8/2003                         Date:  7/11/2003
       -----------------------------           ---------------------------------

                                   EXHIBIT A.1

                     REVISED GATE UNIVERSAL PROCESS PROPOSAL
                              DATED APRIL 17, 2002

                                   EXHIBIT A.2

    REVISED GATE UNIVERSAL PROCESS PROPOSAL ADDENDUM DATED SEPTEMBER 26, 2002

                                   EXHIBIT A.3

                        GATE STUDENT - SSN AUTHENTICATION
                         PROPOSAL DATED NOVEMBER 7, 2002

                                   EXHIBIT A.4

                   GATE UNIVERSAL ADDITIONAL DATA REQUIREMENTS
                        PROPOSAL DATED FEBRUARY 27, 2003

                                    EXHIBIT B

                SPECIFICATION DOCUMENTS FOR GATE UNIVERSAL SYSTEM


See attached Business/Functional Requirement Documents for the following Tasks and Processes (received by Client from Contractor via email attachments on May 20, 2003):

Task #1233 - AES School Inquiry
Task #1150 - Outbound File Process
Task #1151 - Email Generation
Task #1153 - Credit Results
Task #1154 - Credit Analysis
Task #1155 - Reporting Process
Task #1156 - Borrower Application Enrollment (Web)
Task #1157 - Borrower Web Claiming
Task #1158 - Cosigner Information Entry (Web)
Task #1160 - Borrower Acceptance Entry (Web)
Task #1161 - Borrower Requests New Cosigner Entry (Web)
Task #1180 - File Reconciliation and Mapping
Task #1231 - AES Login and Function Menu
Task #1232 - AES Cosigner Inquiry
Task #1149 - Validation and Inbound File Process
Task #1234   AES Password Inquiry

                                    EXHIBIT C

                              ACCEPTANCE TEST PLAN


FUNCTIONALITY MODULES OF THE GATE UNIVERSAL SYSTEM (STATUS AS OF 6/30/03)

 -   Email Programs                                  Completed
 -   Inbound Program                                 Completed
 -   Outbound Program                                Completed
 -   Credit Results Program                          Completed
 -   Credit Analysis Program                         Completed
 -   Credit Send File (Out to BA)                    Completed
 -   Credit Result File ( In from BA)                Completed
 -   Report Program                                  Completed
 -   Modify FMC Converter                            Completed
 -   Borrower Enrollment Form Programs               Completed
 -   Borrower Web Claiming Pages                     Completed
 -   Cosigner Information Web Claiming Pages         Completed
 -   Borrower Requests New Cosigner Pages            Completed
 -   Borrower Acceptance Pages                       Completed
 -   AES Menu Functions
       -   AES School Tier Inquiry Function          Completed
       -   New Borrower and Cosigner PIN Function    Completed
       -   Password Encryption Utility               Completed
       -   New Cosigner by Phone Function            Completed


Specifications (and source code) for each of the above Modules completed, delivered to FMC and approved by FMC.

QA all Web Pages
Web Graphics and Design

Complete internal UAT V-Tek on all completed modules
QA Web Finals
Development Implementation Process
Credit Analysis Development QA
Credit File Transfer QA
Borrower Acceptance Development QA

TEST PHASE 1:  INTERNAL QA (V-TEK)               COMPLETED BY JUNE 15, 2003***

All development and functionality tested and approved by internal V-Tek QA staff.

A. This Phase will test production functionality of above stated Functionality Modules separately.

B. This phase will test the functionality and integrity of the complete workflow on the following:

         -    Web Enrollment Flow
         -    Data File Transfer Flow

TEST PHASE 2:  FMC UAT                               COMMENCE JUNE 16, 2003***

All development and functionality tested and approved by FMC.

A. This Phase will test production functionality of above stated Functionality Modules separately.

B. This phase will test the functionality and integrity of the complete workflow on the following:

         -    Web Enrollment Flow
         -    Data File Transfer Flow

PRODUCTION AND IMPLEMENTATION APPROVAL               JULY 1, 2003**

Final sign off from FMC that System is ready for production. Final set of production specifications (and source code) delivered to FMC.

**These are estimated target dates, subject to change and dependent on approvals of BA.

                                    EXHIBIT D

                            FEES AND PAYMENT SCHEDULE

GATE UNIVERSAL PROCESS PROPOSAL
SUMMARY

                                                         DATE    GRAND TOTAL   PAYMENT   PAYMENT   PAYMENT
                                                         ----    -----------   -------   -------   -------
                                                                                [**]%     [**]%     [**]%

GATE UNIVERSAL PROCESS PROPOSAL                         4/17/02  $      [**]     Yes       Yes       TBD

GATE UNIVERSAL PROCESS PROPOSAL ADDENDUM                11/7/02  $      [**]     Yes       Yes       TBD

GATE UNIVERSAL PROCESS PROPOSAL ADDENDUM                9/26/02  $      [**]     Yes       Yes       TBD
SSN AUTHENTICATION

GATE UNIVERSAL DATA REQUIREMENTS (BANK OF AMERICA)               $      [**]     Yes       Yes       TBD
                                                                 -----------
                                                                 $      [**]

TERMS

[**]% ON PROJECT ACCEPTANCE
[**]% ON COMPLETION OF DEVELOPMENT
[**]% ON PROJECT COMPLETION

                         GATE UNIVERSAL PROCESS PROPOSAL
                                    17-APR-02

                                                                                    HOURS           COST
PROGRAM MANAGEMENT                                                                   [**]            $____[**]

PROGRAMMING
                     Creation of Database Schema                                     [**]            $____[**]
                     New Inbound Program                                             [**]            $____[**]
                     New Email Program                                               [**]            $____[**]
                     New Credit Request Program                                      [**]            $____[**]
                     New Credit Results Program                                      [**]            $____[**]
                     New Credit Reports Program                                      [**]            $____[**]
                     New Credit Analysis Program                                     [**]            $____[**]
                     New GU Report Program                                           [**]            $____[**]
                     New Borrower Enrollment Form Pages                              [**]            $____[**]
                     Revised Borrower Web Claiming Pages                             [**]            $____[**]
                     New Cosigner Information Entry Pages                            [**]            $____[**]
                     New School Cert Entry Pages                                     [**]            $____[**]
                     New Borrower Acceptance Entry Pages                             [**]            $____[**]
                     New Borrower Requests New Cosigner Entry Pages                  [**]            $____[**]
                     Modify Existing FMC Converter                                   [**]            $____[**]

QUALITY ASSURANCE
                     Individual Program Testing                                      [**]            $____[**]
                     System Flow Testing                                             [**]            $____[**]

                     Initial Analysis and Documentation Fee                          [**]            $____[**]

                                                                        GRAND TOTAL                  $    [**]
TERMS
                     SOFTWARE DEVELOPMENT FEES ARE PAYABLE AS FOLLOWS:               PAID

                     [**]% on Project Acceptance                                     [**]
                     [**]% on Completion of Development                              [**]
                     [**]% on Project Completion                                     [**]

                    GATE UNIVERSAL PROCESS PROPOSAL ADDENDUM
                                    26-SEP-02

                                                                                    HOURS            COST
PROGRAM MANAGEMENT                                                                   [**]            $____[**]

DEVELOPMENT
                     Borrower Enrollment Form Page                                   [**]            $____[**]
                     Borrower Web Claiming Page                                      [**]            $____[**]
                     Cosigner Information Entry Page                                 [**]            $____[**]
                     Borrower Acceptance Page                                        [**]            $____[**]
                     Borrower Requests New Cosigner Entry Page                       [**]            $____[**]
                     New Borrower and Cosigner PIN Function                          [**]            $____[**]
                     Password Encryption Utility                                     [**]            $____[**]

QUALITY ASSURANCE                                                                    [**]            $____[**]

                                                                        GRAND TOTAL                  $____[**]

TERMS
                     SOFTWARE DEVELOPMENT FEES ARE PAYABLE AS FOLLOWS:               PAID

                     [**]% on Project Acceptance                                     [**]
                     [**]% on Completion of Development                              [**]
                     [**]% on Project Completion                                     [**]

                    GATE UNIVERSAL PROCESS PROPOSAL ADDENDUM
                               SSN AUTHENTICATION
                                    7-NOV-02

                                                                                    HOURS              COST
PROGRAM MANAGEMENT                                                                   [**]                 [**]

                     Design changes to remove school cert                            [**]                 [**]

DEVELOPMENT
                     Email Program                                                   [**]            $____[**]
                     Borrower Enrollment Form Pages                                  [**]            $____[**]
                     Cosigner Information Entry Pages                                [**]            $____[**]
                     New AES Menu Function                                           [**]            $____[**]
                     New AES School Tier and Inquiry Function                        [**]            $____[**]
                     New Cosigner by Phone Function                                  [**]            $____[**]

QUALITY ASSURANCE                                                                    [**]            $____[**]
JOB SCHEDULING
                     Create and test schedule scripts                                [**]            $____[**]
                     Smart Batch Software                                                            $____[**]

                                                                              TOTAL                  $    [**]

DISCOUNT FOR SCHOOL CERTIFICATION WEB FUNCTION

                     Development at [**] per hour                                    [**]            $    [**]
                     Quality Assurance at [**] per hour                              [**]            $    [**]
                     Develop on Report Program                                       [**]            $    [**]
                     Program Management at [**] per hour                             [**]            $    [**]
                     Quality Assurance at [**] per hour                              [**]            $    [**]

                                                                    TOTAL DEBITS                     $    [**]

                                                                     GRAND TOTAL                     $    [**]

                     NOTE: THE DISCOUNT PROGRAM MANAGEMENT AND QUALITY
                     ASSURANCE HOURS REFLECT THE DISCOUNTS GIVEN ON INITIAL
                     PROPOSAL APRIL 17, 2002.

TERMS
                     SOFTWARE DEVELOPMENT FEES ARE PAYABLE AS FOLLOWS:               PAID

                     [**]% on Project Acceptance                                     [**]
                     [**]% on Completion of Development                              [**]
                     [**]% on Project Completion (Production Ready)                  [**]

                        GATE UNIVERSAL DATA REQUIREMENTS

                                    27-FEB-03

                                                                                    HOURS              COST
PROGRAM MANAGEMENT                                                                   [**]            $____[**]

DEVELOPMENT
                     Database                                                        [**]            $____[**]
                     Web Pages                                                       [**]            $____[**]

QUALITY ASSURANCE                                                                    [**]            $____[**]

                                                                              TOTAL  [**]            $    [**]

TERMS
                     SOFTWARE DEVELOPMENT FEES ARE PAYABLE AS FOLLOWS:               PAID

                     [**]% on Project Acceptance                                     [**]
                     [**]% on Completion of Development                              [**]
                     [**]% on Project Completion (Ready for Production)              [**]